Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Cassandra Harris, the chief financial officer and chief operating officer of Tupperware Brands Corporation, certify that, to the best of my knowledge, (i) the Form 10-K for the year ended December 26, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tupperware Brands Corporation.

Date:	March 10, 2021	/s/ Cassandra Harris
Cassandra Harris
Chief Financial Officer & Chief Operating Officer